UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2015

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 9.01 Financial Statements and Exhibits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2015, the Board of Directors of Kennametal Inc. (the “Company”) announced the retirement of William R. Newlin as Chairman of the Board of the Company, due to the mandatory retirement age as set forth in the Company’s Corporate Governance Guidelines. Mr. Newlin was appointed as Chairman of the Board on November 17, 2014 and previously served as Lead Director of the Company since October 2012. Pursuant to this retirement, the Board of Directors has appointed Lawrence W. Stranghoener as Chairman of the Board of the Company to take effect October 27, 2015. Mr. Stranghoener is the retired Executive Vice President, Strategy and Business Development of the Mosaic Company (a crop nutrition company), a position he held from August 30, 2014 until his retirement in January 2015. Mr. Stranghoener previously served as Interim Chief Executive Officer of that company from June 1, 2014 through August 30, 2014, and prior to that served as the company’s Executive Vice President and Chief Financial Officer, a position he held from September 2004 until June 2014. Before joining Mosaic, Mr. Stranghoener was the Executive Vice President and Chief Financial Officer of Thrivent Financial for Lutherans (a Fortune 500 financial services company) from 2001 to 2004. Prior to that, Mr. Stranghoener spent 17 years at Honeywell Inc. where he served in a variety of positions in the U.S. and in Europe, including three years as Chief Financial Officer until Honeywell merged with Allied Signal Inc. in 1999. Mr. Stranghoener started his career as an Investment Analyst at Dain Rauscher. Mr. Stranghoener serves on the board of directors of Aleris International, where he chairs the audit committee, and he also serves on the board of trustees for Goldman Sachs Closed End Funds and Exchange Traded Funds. He holds a Bachelor of Arts degree from St. Olaf College and a master of business administration degree from Northwestern University.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareowners on October 27, 2015, our Shareowners voted on the election of two directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016 and an advisory vote on executive compensation. Of the 74,078,972 shares present in person or by proxy, the following is the number of shares voted in favor of, abstained or voted against each matter and the number of shares having authority to vote on each matter but withheld.

I.	With respect to the votes cast for the re-election of two directors with the terms to expire in 2018:

	For	Against	Withheld	Broker Non-Votes
Ronald M. DeFeo	67,597,010	—	2,520,504	3,961,458
Lawrence W. Stranghoener	69,281,442	—	836,072	3,961,458
The following other directors’ terms of office continued after the meeting: Cindy L. Davis, Philip A. Dur, William J. Harvey, Timothy R. McLevish, Donald A. Nolan and Steven H. Wunning.

II.	With respect to the ratification of the selection of the firm PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016:

	For	Against	Abstained	Broker Non-Votes
PricewaterhouseCoopers LLP	72,646,820	814,836	617,316	—

III.	With respect to the advisory vote on executive compensation:

	For	Against	Abstained	Broker Non -Votes
Executive compensation	66,362,763	3,016,818	737,933	3,961,458

Item 9.01 Financial Statements and Exhibits.
99.1    Press Release dated October 27, 2015

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: October 29, 2015	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel